Exhibit 99.1

iTalk Inc. Provides Stockholder Update

Delray Beach, Florida, May 6, 2016 - iTalk Inc. (OTCQB: TALK) (“iTalk” or the “Company”), a value added distributor and master agent for the wireless industry, is providing an update to shareholders and the investment community today.  Based on recent communications with our Auditing Firm with regard to the progress of completing the audit of our subsidiary United Mobile Solutions’ 8-K financial statements for years 2014 and 2015, we can now advise that the audit is expected to be completed in approximately two weeks’ time and iTalk’s 10-Q, next week.

Mr. Levy, iTalk’s CEO, said, “I want to thank our staff and our management team for their many hours of work to complete this task. More importantly, I want to thank our shareholders for their patience during this long and difficult process. As we move forward, we expect our shareholders to be rewarded through the performance of our Company in business and in the marketplace.”

Mr. David Lee, President of iTalk, said, “In the last few months we were able to make great strides forward in enhancing the Company’s position and shareholder value. We have assembled a strong management team, which has implemented austerity controls and a cost cutting program that reduced our non-GAAP operating costs. To improve efficiencies, we have completed the relocation of TouchPoint’s refurbishing operations from Dallas, TX to Norcross GA. We expect this to improve turnaround times and reduce lead times and delays in production and procurement. In addition, we have been working closely with our major carrier contacts in planning and developing our growth strategy. This strategy will include entering into new markets through both through acquisition and new store buildout with development funding support from the carriers. This year we expect to enter several new cities and key markets. We believe that our investment into our infrastructure and our reputation for execution with the carriers has positioned us to be considered as a preferred distribution partner in the rapid growth plans of the carriers.” Mr. Lee also stated, “We continue to work for our investors to create a profitable company.”

About iTalk

iTalk is a full service solutions provider for the mobility industry, specializing in retail and wholesale distribution, master agent services, as well as providing turn key dealer portal and logistic solutions to our clients. We have positioned ourselves to stay ahead of the evolving mobile technology era through our focus on value added services. Through our extensive offerings, iTalk has set itself apart by implementing innovative solutions to carriers it serves. iTalk is a proud preferred distribution partner with the fastest growing Post Paid carrier in the nation as well as the number one fastest growing Prepaid Carrier in the nation. Through its extensive portfolio of capabilities and talent, iTalk is able to provide a turn key solution for the demands of today’s wireless industry and provide value added solutions to its growing network of resellers and eCommerce driven consumers. Our foundation is built on a solid distribution network, comprising of various channels enabling us to continue to source and develop innovative products and services while quickly deploying new emerging mobile technologies and brands into the marketplace. iTalk currently employs 30 people and is based in Norcross, GA, with operations in San Antonio, TX, Dallas, TX, the Carolinas, Georgia and Miami, FL, with planned expansion throughout the United States.

For further information regarding iTalk Inc., contact:

iTalk Inc. - Investor Relations Dept.

E-mail: investor@italkmobility.com

Website: www.italkmobility.com

Forward Looking Statements: This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that could cause future results to differ materially from the forward-looking statements. You should consider these factors in evaluating the statements herein and not rely on such statements. The forward-looking statements in this release are made as of the date hereof and iTalk, Inc. undertakes no obligation to update such statements.